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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of American Country Holdings Inc. on Form S-8 (File No. 333-39657) of our report dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedules of American Country Holdings Inc. as of December 31, 1998, and for the year then ended, which report is included in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopersLLP
Chicago, Illinois
March 31, 1999